EXCEL INDUSTRIES, INC.



                               $100,000,000



                     7.78% Senior Notes due April 30, 2011







                          NOTE PURCHASE AGREEMENT





                                     Dated  May 3, 1996

                                  TABLE OF CONTENTS

Section                                                   Page


1.       AUTHORIZATION OF NOTES. . . . . . . . . . . . . .1

2.       SALE AND PURCHASE OF NOTES. . . . . . . . . . . .1

3.       CLOSING . . . . . . . . . . . . . . . . . . . . .2

4.       CONDITIONS TO CLOSING . . . . . . . . . . . . . .2
          4.1.     Representations and Warranties . . . . 2
          4.2.     Performance; No Default. . . . . . . . 2
          4.3.     Compliance Certificates. . . . . . . . 3
          4.4.     Opinions of Counsel. . . . . . . . . . 3
          4.5.     Purchase Permitted By Applicable
                    Law, etc. . . . . . . . . . . . . . . 3
          4.6.     Sale of Other Notes. . . . . . . . . . 3
          4.7.     Payment of Special Counsel Fees. . . . 3
          4.8.     Private Placement Number . . . . . . . 4
          4.9.     Changes in Corporate Structure . . . . 4
          4.10.    Execution and Delivery of
                    Certain Documents . . . . . . . . . . 4
          4.11.    Credit Agreement and Subordinated Debt
                   Agreement. . . . . . . . . . . . . . . 4
          4.12.    Proceedings and Documents . . . . . . .4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY . .5
          5.1.     Organization; Power and Authority. . . 5
          5.2.     Authorization, etc.. . . . . . . . . . 5
          5.3.     Disclosure . . . . . . . . . . . . . . 5
          5.4.     Organization and Ownership of
                   Shares of Subsidiaries; Affiliates . . 6
          5.5.     Financial Statements . . . . . . . . . 6
          5.6.     Compliance with Laws, Other
                   Instruments, etc.. . . . . . . . . . . 7
          5.7.     Governmental Authorizations, etc.. . . 7
          5.8.     Litigation; Observance of Agreements,
                   Statutes and Orders . . . . . . . . . .7
          5.9.     Taxes. . . . . . . . . . . . . . . . . 7
          5.10.    Title to Property; Leases . . . . . . .8
          5.11.    Licenses, Permits, etc. . . . . . . . .8
          5.12.    Compliance with ERISA . . . . . . . . .9
          5.13.    Private Offering by the Company . . . 10
          5.14.    Use of Proceeds; Margin Regulations . 10
          5.15.    Existing Debt; Future Liens . . . . . 10
          5.16.    Foreign Assets Control Regulations,
                   etc.. . . . . . . . . . . . . . . . . 11
          5.17.    Status under Certain Statutes . . . . 11
          5.18.    Environmental Matters . . . . . . . . 11
          5.19.    Status as Senior Debt . . . . . . . . 12

6.       REPRESENTATIONS OF THE PURCHASER. . . . . . . . 12
          6.1.     Purchase for Investment. . . . . . . .12
          6.2.     Source of Funds. . . . . . . . . . . .12

7.       INFORMATION AS TO COMPANY . . . . . . . . . . . 13
          7.1.     Financial and Business Information . .13
          7.2.     Officer's Certificate. . . . . . . . .16
          7.3.     Inspection . . . . . . . . . . . . . .17
          7.4.     Information Required by Rule 144A. . .17

8.       PREPAYMENT OF THE NOTES . . . . . . . . . . . . 18
          8.1.     Required Prepayments . . . . . . . . .18
          8.2.     Optional Prepayments with
                   Make-Whole Amount. . . . . . . . . . .18
          8.3.     Allocation of Partial Prepayments. . .19
          8.4.     Maturity; Surrender, etc.. . . . . . .19
          8.5.     Change in Control. . . . . . . . . . .19
          8.6.     Purchase of Notes. . . . . . . . . . .20
          8.7.     Make-Whole Amount. . . . . . . . . . .21

9.       AFFIRMATIVE COVENANTS . . . . . . . . . . . . . 22
          9.1.     Compliance with Law. . . . . . . . . .22
          9.2.     Insurance. . . . . . . . . . . . . . .23
          9.3.     Maintenance of Properties. . . . . . .23
          9.4.     Payment of Taxes and Claims. . . . . .23
          9.5.     Corporate Existence, Etc.. . . . . . .23
          9.6.     Covenant to Secure Notes Equally . . .24
          9.7.     Senior Debt. . . . . . . . . . . . . .24

10.      NEGATIVE COVENANTS. . . . . . . . . . . . . . . 24
          10.1.   Consolidated Net Worth. . . . . . . . .24
          10.2.   Interest Charges Coverage Ratio.. . . .25
          10.3.   Maintenance of Consolidated Debt. . . .25
          10.4.   Priority Debt.. . . . . . . . . . . . .25
          10.5.   Liens.. . . . . . . . . . . . . . . . .25
          10.6.   Restricted Investments. . . . . . . . .27
          10.7.   Restrictions on Dividends of
                  Subsidiaries, Etc. . . . . . . . . . . 28
          10.8.   Sale-and-Leasebacks.. . . . . . . . . .28
          10.9.   Transactions with Affiliates. . . . . .28
          10.10.  Merger, Consolidation, Etc.. . . . . . 29
          10.11.  Sale of Assets, Etc. . . . . . . . . . 29
          10.12.  Line of Business.. . . . . . . . . . . 30
          10.13.  Subordinated Debt Restrictions . . . . 30
          10.14.  Accounting Changes . . . . . . . . . . 30

11.      EVENTS OF DEFAULT . . . . . . . . . . . . . . . 31

12.      REMEDIES ON DEFAULT, ETC. . . . . . . . . . . . 33
         12.1. Acceleration. . . . . . . . . . . . . . . 33
         12.2. Other Remedies. . . . . . . . . . . . . . 34
         12.3. Rescission. . . . . . . . . . . . . . . . 34
         12.4. No Waivers or Election of Remedies,
               Expenses, etc. . . . . . . . . . . . . . .35

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES . 35
         13.1. Registration of Notes . . . . . . . . . . 35
         13.2. Transfer and Exchange of Notes. . . . . . 35
         13.3. Replacement of Notes. . . . . . . . . . . 36

14.      PAYMENTS ON NOTES . . . . . . . . . . . . . . . 36
         14.1. Place of Payment. . . . . . . . . . . . . 36
         14.2. Home Office Payment . . . . . . . . . . . 36

15.      EXPENSES, ETC . . . . . . . . . . . . . . . . . 37
         15.1. Transaction Expenses. . . . . . . . . . . 37
         15.2. Survival. . . . . . . . . . . . . . . . . 37

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         ENTIRE AGREEMENT . . . . . . . . . . . . . . . .37

17.      AMENDMENT AND WAIVER. . . . . . . . . . . . . . 38
         17.1. Requirements. . . . . . . . . . . . . . . 38
         17.2. Solicitation of Holders of Notes. . . . . 38
         17.3. Binding Effect, etc.. . . . . . . . . . . 39
         17.4. Notes held by Company, etc. . . . . . . . 39

18.      NOTICES . . . . . . . . . . . . . . . . . . . . 39

19.      REPRODUCTION OF DOCUMENTS . . . . . . . . . . . 40

20.      CONFIDENTIAL INFORMATION. . . . . . . . . . . . 40

21.      SUBSTITUTION OF PURCHASER . . . . . . . . . . . 41

22.      MISCELLANEOUS . . . . . . . . . . . . . . . . . 41
         22.1. Successors and Assigns. . . . . . . . . . 41
         22.2. Payments Due on Non-Business Days . . . . 41
         22.3. Severability. . . . . . . . . . . . . . . 42
         22.4. Construction. . . . . . . . . . . . . . . 42
         22.5. Counterparts. . . . . . . . . . . . . . . 42
         22.6. Governing Law . . . . . . . . . . . . . . 42
                       SCHEDULES AND EXHIBITS


     SCHEDULE A        --    Information Relating To Purchasers

     SCHEDULE B        --    Defined Terms

     SCHEDULE 5.3      --    Certain Additional Disclosure Items

     SCHEDULE 5.4      --    Subsidiaries of the Company and
                        Ownership of Subsidiary Stock



     SCHEDULE 5.12    --    Accumulated Benefits Obligations and
                       Post-Employment Benefits Obligations

     SCHEDULE 5.14    --    Use of Proceeds

     SCHEDULE 5.15    --    Existing Debt

     SCHEDULE 8.1     --    Required Prepayments

     SCHEDULE 10.4    --    Existing Priority Debt

     SCHEDULE 10.5    --    Existing Liens

     SCHEDULE 10.6    --    Existing Investments

     EXHIBIT A        --    Form of 7.78% Senior Note
                            due April 30, 2011

     EXHIBIT B        --    Form of Opinion of Special Counsel
                            for the Company

     EXHIBIT C        --    Form of Opinion of Special Counsel
                            for the Purchasers

     EXHIBIT D        --    Form of Intercreditor Agreement

                            EXCEL INDUSTRIES, INC.
                       1120 North Main Street
                 Elkhart, Indiana 46514



                    7.78% Senior Notes due April 30, 2011



                                   May 3, 1996


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  Excel Industries, Inc., an Indiana corporation (the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 7.78% Senior Notes due April 30, 2011 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company.
Certain
capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other
Agreements")
identical with this Agreement with each of the other purchasers named in
Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other
Agreements
are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., Central time, at a closing (the "Closing") on May 3, 1996 or on such other Business Day thereafter on or prior to May 9, 1996 as may be agreed upon by the Company, you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be pur-chased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 120-250-0900 at Key Bank, 301 S. Main, Elkhart, Indiana, ABA No. 071-200-538. If at the Closing the
Company
shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonful-fillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     Representations and Warranties.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.     Performance; No Default.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3.     Compliance Certificates.

                  (a)      Officer's Certificate.  The Company
shall
have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agree-ments.

4.4.     Opinions of Counsel.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Sommer & Barnard, PC, counsel for the Company, covering the matters set forth in
Exhibit B and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Schiff Hardin & Waite, your special counsel in connection with such transactions, sub-stantially in the form set forth in Exhibit
C and covering such other matters incident to such transactions as you may reasonably request.

4.5.     Purchase Permitted By Applicable Law, etc.

                  On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     Sale of Other Notes.

                  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the
Notes to be purchased by them at the Closing as specified in Sched-ule
A.

4.7.     Payment of Special Counsel Fees.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     Private Placement Number.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     Changes in Corporate Structure.

                  The Company shall not have changed its
jurisdiction of
incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of
any other entity, at any time following the date of the most recent
financial statements referred to in   Section 5.5.

4.10.             Execution and Delivery of Certain Documents.

                  The following documents shall have been executed by each party thereto and delivered to you, which documents shall be in form and substance satisfactory to you: (a) the Notes to be delivered to you pursuant to Section 2; and (b) the Intercreditor Agreement.

4.11.             Credit Agreement and Subordinated Debt Agreement.

                  You shall have received: (a) a copy of the Credit
Agreement, the Subordinated Debt Agreement, each guaranty thereof and all other related instruments and agreements as you may request, certified as accurate and complete and as in effect on the date of the Closing by a Senior Financial Officer, all of which shall be in form and substance acceptable to you; and (b) evidence satisfactory to you that the Senior Private Placement Debt constitutes "Senior Debt" as such term is defined (and used) in the Subordinated Debt Agreement and the Subordinated Debt Guaranty.

4.12.             Proceedings and Documents.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     Organization; Power and Authority.

                  The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect.
The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.     Authorization, etc.

                  This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     Disclosure.

                  The Company, through its agent, Key Capital
Markets,
Inc., has delivered to you and each Other Purchaser a copy of a Private
Placement Memorandum (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement (including the information set forth on Schedule 5.3), the Memorandum, the Form 8-K filed by the Company with the Securities and Exchange Commission on April 18, 1996, and the other documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements described in Section
5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circum-stances under which they were made. Since December 30, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
There is
no fact known to a Responsible Officer of the Company after due inquiry that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     Organization and Ownership of Shares of Subsidiaries;
Affiliates.

                  (a)      Schedule 5.4 contains (except as noted
therein) complete and correct lists (i) of the Company's
Subsidiaries,
showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's
Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule
5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d)      No Subsidiary is a party to, or
otherwise
subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4, the limitation set forth in the Certificate of Incorporation of Anderson as in effect on the date hereof and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     Financial Statements.

                  The Company has delivered to you and the Other Purchasers copies of complete and correct copies of (a) the consolidated balance sheets of the Company and its consolidated subsidiaries as at December 31, 1994 and December 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the years then ended, all certified without qualification by Price Waterhouse L.L.P., and (b) the consolidated balance sheets of Atwood and its consolidated subsidiaries as at December 30, 1995 and December
31, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, all certified by Coopers & Lybrand L.L.P. All such financial statements have been prepared in accordance with GAAP , consistently applied (except as stated therein), and fairly present the consolidated financial position of the Company and Atwood (as applicable) as at the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated. The Company has also delivered to you and the Other Purchasers certain financial projections prepared by management of the Company and set forth in the Memorandum (the "Financial Projections"). The Financial Projections were prepared in good faith after taking into account the existing and historical levels of the Company's and its Subsidiaries' business activity, known trends, including general economic trends, and all other information, assumptions and estimates pertinent thereto; provided, however, that such assumptions and estimates are subject to significant economic and competitive factors beyond the Company's control. The Financial Projections were considered by management of the Company, as of the date of preparation thereof, to be realistically achievable and to include in written form all material assumptions and premises underlying the financial information set forth in the Financial Projections; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected results as set forth in the Financial
Projections will actually be realized. No facts (other than facts of a general economic or political nature that do not affect the Company or its Subsidiaries uniquely) are known to the Company at the date hereof which, if reflected in the Financial Projections, could reasonably be expected to result in a Material Adverse Effect as compared to the assets, liabilities, results or operations or cash flows reflected therein.

5.6.     Compliance with Laws, Other Instruments, etc.

                  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental
Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.     Governmental Authorizations, etc.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental
Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.     Litigation; Observance of Agreements, Statutes and Orders.

                  (a) After taking into account the Company's provisions for reserves as set forth in its financial statements referred to in Section 5.5, there are no actions, suits or proceedings pending or, to the knowledge of any Responsible Officer of the Company after due inquiry, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental
Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any
Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material
Adverse
Effect.

5.9.     Taxes.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Responsible Officer of the Company after due inquiry knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects. The Federal income tax liabilities of the Company and its Subsidiaries have been audited by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992, except that the Federal income tax liabilities of Anderson and its Subsidiaries have been audited by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.

5.10.             Title to Property; Leases.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.             Licenses, Permits, etc.



                           (a)       The Company and its
Subsidiaries
own or          possess all licenses, permits, franchises,
authorizations,          patents, copyrights, service marks,
trademarks
and trade          names, or rights thereto, that individually or in the

        aggregate are Material, without known conflict with the rights of others.

                           (b)       To the best knowledge of the
Responsible          Officers of the Company after due inquiry, no
product of the          Company infringes in any material respect any
license, permit,          franchise, authorization, patent,
copyright,
service mark,          trademark, trade name or other right owned by any
other          Person.

                           (c)       To the best knowledge of the
Responsible          Officers of the Company after due inquiry,
there is
no          Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.             Compliance with ERISA.

                  (a)      The Company and each ERISA Affiliate
have
operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material
Adverse
Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggre-gate Material.

                  (b) Except as set forth on Schedule 5.12, the accumulated benefit obligations under each of the Plans (other than Multiemployer Plans), determined as of December 31, 1995 on the basis of
FASB No. 87 did not exceed the aggregate fair value of the assets of such Plan. The terms "accumulated benefit obligations" and "fair value" shall have the meaning in Statement of Financial Accounting
Standards
("FASB") No. 87 ("Employers' Accounting For Pensions").

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggre-gate are Material.

                  (d) Except as set forth on Schedule 5.12, the expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e)      The execution and delivery of this
Agreement
and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section
4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

5.13.             Private Offering by the Company.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 20 other
Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

5.14.             Use of Proceeds; Margin Regulations.

                  The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or in-directly, for the purpose of buying or carrying any margin stock within the meaning of
Regulation G of the Board of Governors of the Federal Reserve
System (12
CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.             Existing Debt; Future Liens.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt in excess of $100,000 of the Company and its Subsidiaries as of the date of this Agreement. Neither the Company nor any Subsidiary is in de-fault and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt of the Company or such Subsidiary and no event or condition exists with respect to any such Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except for Liens permitted under Section 10.5, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

5.16.             Foreign Assets Control Regulations, etc.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,
Chapter V,
as amended) or any enabling legislation or executive order relating thereto.

5.17.             Status under Certain Statutes.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the
Interstate
Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.             Environmental Matters.

                  (a) After taking into account the Company's provisions for reserves as set forth in its financial statements referred to in Section 5.5, no Responsible Officer of the Company or any Subsidiary after diligent inquiry has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any
Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

                  (b) No Responsible Officer of the Company or any Subsidiary after diligent inquiry has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental
Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

                  (c)      Neither the Company nor any of its
Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

                  (d) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.             Status as Senior Debt.

                  (a) The principal of, Make-Whole Amount, if any, with respect to, and interest on all Notes and all reasonable and verifiable fees and expenses and other amounts payable by the Company arising under this Agreement and the Notes (collectively, the "Senior
Private Placement Debt") ranks in priority of payment at least equally with all senior unsecured and unsubordinated indebtedness of the Company.

                  (b)      The Senior Private Placement Debt
constitutes
"Senior Debt" as such term is defined (and used) in the Subordinated Debt Agreement and the Subordinated Debt Guaranty. The Senior Private Placement Debt is senior in right of payment to the Subordinated Debt at least to the extent provided in the Subordinated
Debt Agreement as in effect on the date hereof.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     Purchase for Investment.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds managed by you and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     Source of Funds.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                           (a)      if you are an insurance
company, the
Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan
(or its related trust) has any interest; or

                           (b)      if you are an insurance
company, the
Source is your "insurance company general account" (as such
term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-
60), and as of the date of the purchase of the Notes you         satisfy
all of the applicable requirements for relief under
Section I and IV of PTCE 95-60; or

                           (c)      the Source is either (i) an
insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (d)      the Source constitutes assets of an
"investment fund" (within the meaning of Part V of the QPAM
Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section

V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM
(applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
(i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such in-vestment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                           (e)      the Source is a governmental plan;
or

                           (f)      the Source is one or more
employee
benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

                           (g)      the Source does not include
assets
of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.     Financial and Business Information.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                           (a)      Quarterly Statements -- within 45
days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                                    (i)      a consolidating and
consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                                    (ii)     consolidating and
consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case, and in comparative form for the consolidated statements, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) with respect to the consolidated financial statements referred to above;

                           (b)      Annual Statements -- within 90 days
after the end of each fiscal year of the Company, duplicate copies of,

                                    (i)      a consolidating and
consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                                    (ii)     consolidating and
consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case, and in comparative form for the
consolidated statements, the figures for the previous fiscal      year,
all in reasonable detail, prepared in accordance with

GAAP, and accompanied

                                    (A)      by an opinion, as to such
consolidated financial statements,of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

and

                                    (B)      a certificate of such
accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified
above of the Company's Annual Report on Form 10-K for such        fiscal
year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commis-

sion, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) with respect to the consolidated financial statements referred to above;

                           (c)      SEC and Other Reports --
promptly
upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                           (d)      Notice of Default or Event of
Default -- promptly after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect
to a claimed default hereunder or that any Person has given       any
notice or taken any action with respect to a claimed          default of
the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                           (e)      ERISA Matters -- promptly, and in
any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                                    (i)      with respect to any Plan,
any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                                    (ii)     the taking by the PBGC of
steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                                    (iii)             any event,
transaction or condition that could result in the
incurrence of any liability by  the Company or any
ERISA Affiliate pursuant to Title I or IV of ERISA or
the penalty or excise tax provisions of the Code
relating to employee benefit plans, or in the
imposition of any Lien on any of the rights, properties
or assets of the Company or any ERISA Affiliate pursuant
to Title I or IV of ERISA or such penalty or excise tax
provisions, if such liability or Lien, taken together            with
any other such liabilities or Liens then existing,          could
reasonably be expected to have a Material Adverse
Effect;

                           (f)      Notices from Governmental
Authority
- -- promptly upon receipt thereof, and in any event within 30 days, after a Responsible Officer becomes aware of any such notice, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                           (g)      Requested Information -- with
reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.     Officer's Certificate.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                           (a)      Covenant Compliance -- the
information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.11 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                           (b)      Event of Default -- a statement that
such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     Inspection.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                           (a)      No Default -- if no Default or Event
of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                           (b)      Default -- if a Default or
Event of
Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any
Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances
and accounts with their respective officers and independent       public
accountants (and by this provision the Company autho-rizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4.     Information Required by Rule 144A.

                  The Company covenants that it will upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule
144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 7.4, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

8.       PREPAYMENT OF THE NOTES.

8.1.     Required Prepayments.

                  (a) Scheduled Payments. The Company will prepay the Notes on such dates and in such principal amounts as is set forth in
Schedule 8.1 (or such lesser principal amount as shall then be outstanding) at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

                  (b) Prepayment With Make-Whole Amount Pursuant to Intercreditor Agreement. If amounts are to be applied to the principal of Notes pursuant to the terms of the Intercreditor Agreement, interest owing thereon to the prepayment date and the Make-Whole Amount, if any, with respect thereto shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this clause (b) shall be applied in satisfaction of required prepayments of principal pursuant to Section 8.1(a) in inverse order of the scheduled due dates.

8.2.     Optional Prepayments with Make-Whole Amount.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepay-ment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The Company shall, on or before the day on which it gives written notice of prepayment pursuant to this Section 8.2, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Institutional Investor which shall have designated a recipient of such notices in Schedule A attached hereto or by notice in writing to the Company. Any partial prepayment of the Notes pursuant to this Section 8.2 shall be applied in satisfaction of required prepayments of principal pursuant to Section 8.1(a) in the inverse order of the scheduled due dates.

8.3.     Allocation of Partial Prepayments.

                  In the case of each partial prepayment of the Notes pursuant to Section 8.1 or 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     Maturity; Surrender, etc.

                  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     Change in Control.

                  (a) Notice of Change in Control or Control Event. The Company will, promptly after the occurrence of any Change in Control or Control Event, but in any event within two Business Days thereafter, give written notice of such Change in Control or Control Event to each holder of a Note. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.5 and shall be accompanied by the certificate described in subparagraph (f) of this
Section 8.5.

                  (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.5 shall be an offer to prepay, in accordance with and subject to this Section 8.5, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the later of a date certain, set forth in such offer, which shall not be less than 30 days nor more than 60 days after the date of such offer (the "Proposed Prepayment Date") or, if such prepayment date is extended to a later date pursuant to subparagraph (e)(ii) of this
Section 8.5, such later date.

                  (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.5 by causing a notice of such acceptance to be delivered to the Company at least 7 days prior to the Proposed Prepayment Date; provided that a failure by a holder of any Note to respond to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute an acceptance of such offer by such holder. The Company will, immediately after any holder shall be deemed to have accepted an offer pursuant to this subparagraph
(c) or, if earlier, immediately after receiving a notice of acceptance pursuant to this subparagraph (c) from any holder of a Note, give written notice thereof to each other holder of any Notes (the date that the first such notice is given by the Company being called the "Acceptance Notice Date").

                  (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.5 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the later of the Proposed Prepayment Date or, if such prepayment date is extended to a later date pursuant to subparagraph (e)(ii) of this Section 8.5, such later date.

                  (e) Relinquishment of Rights. Any holder of Notes (a "Relinquishing Holder") may, by notice to the Company invoking the provisions of this subparagraph (e), irrevocably relinquish, for itself only but not for any subsequent holder of such holder's Notes, the right to have its Notes prepaid pursuant to this Section 8.5 unless any other holder of any Notes accepts (or is deemed to have accepted) an offer to prepay Notes pursuant to subparagraph (c) of this Section 8.5. In the event that there is one or more Relinquishing Holders at any time and any other holder of any Notes accepts (or is deemed to have accepted) an offer to prepay Notes pursuant to subparagraph (c) of this
Section 8.5, then (i) any such Relinquishing Holder may accept the offer to prepay made pursuant to this Section 8.5 by causing a notice of such acceptance to be delivered to the Company on or before the 15th day after the Acceptance Notice Date, and (ii) the date for the prepayment of the Notes to be prepaid pursuant to this Section 8.5 shall be extended to the 20th day after the Acceptance Notice Date.

                  (f) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.5 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed
Prepayment
Date; (ii) that such offer is made pursuant to this Section 8.5; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this
Section 8.5 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change in Control.

8.6.     Purchase of Notes.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.     Make-Whole Amount.

                  The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                           "Called Principal" means, with respect to any
Note, the principal of such Note that is to be prepaid pursuant to Section 8.1(b), 8.2 or 8.5 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                           "Discounted Value" means, with respect to the
Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                           "Reinvestment Yield" means, with respect to
the Called Principal of any Note, 0.50% over the yield to
maturity implied by (i) the yields reported, as of 10:00 A.M.
(New York City time) on the second Business Day preceding the
Settlement  Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service
(or such other display as may replace Page 678 on Telerate
Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such
Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant
Maturity Series Yields reported, for the latest day for which    such
yields have been so reported as of the second Business       Day
preceding the Settlement Date with respect to such Called
Principal, in Federal Reserve Statistical Release H.15 (519)
(or any comparable successor publication) for actively traded
U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the remaining life closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the remaining life closest to and less than the Remaining Average Life.

                           "Remaining Average Life" means, with
respect
to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called
Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining
Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                           "Remaining Scheduled Payments" means, with
respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is
not a date on which interest payments are due to be made under    the
terms of the Notes, then the amount of the next succeeding    scheduled
interest payment will be reduced by the amount of       interest accrued
to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1(b), 8.2,
8.5 or 12.1.

                           "Settlement Date" means, with respect to the
Called Principal of any Note, the date on which such Called
Principal is to be prepaid pursuant to Section 8.1(b), 8.2 or
8.5 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     Compliance with Law.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material
Adverse
Effect.

9.2.     Insurance.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     Maintenance of Properties.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition
(other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     Payment of Taxes and Claims.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not rea-sonably be expected to have a Material
Adverse Effect.

9.5.     Corporate Existence, Etc.

                  The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.10 and 10.11, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries
(unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material
Adverse Effect.

9.6.     Covenant to Secure Notes Equally.

                  If the Company or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of
Section 10.5, the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that compliance with this
Section 9.7 shall not be deemed to constitute a cure of any breach of the terms of Section 10.5.

9.7.     Senior Debt.

                  The Company will at all times ensure that (a) the claims of holders of the Notes under the Notes and this Agreement will not be subordinate to, and will in all respects at least rank pari passu with, the claims of every other senior unsecured creditor of the Company, (b) any Debt subordinated in any manner to the claims of any other senior unsecured creditor of the Company will be subordinated in like manner to the claims of holders of the Notes, and (c) the Senior
Private Placement Debt will at all times constitute "Senior Debt" as such term is defined (and used) in the Subordinated Debt Agreement and be senior in right of payment to the Subordinated Debt at least to the extent provided in the Subordinated Debt Agreement as in effect on the date hereof.

10.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.             Consolidated Net Worth.

                  The Company will not permit Consolidated Net
Worth at
any time to be less than $125,000,000, except that effective as of the end of the Company's fiscal quarter ended June 29, 1996, and as of the end of each fiscal quarter of the Company thereafter, the foregoing amount (as it may from time to time be increased as herein provided) shall be increased by 50% of the Company's Consolidated Net Income for the fiscal quarter ended on such date (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit).

10.2.             Interest Charges Coverage Ratio.

                  The Company will not permit at any time the ratio of
(i) Consolidated EBIT of the Company and its Consolidated
Subsidiaries
during the twelve-month period ending on the last day of each fiscal quarter of the Company, to (ii) Consolidated Interest Expense of the Company and its Consolidated Subsidiaries for such twelve-month period to be less than 2.00 to 1.00.

10.3.             Maintenance of Consolidated Debt.

                  The Company will not permit the ratio of (i)
Consolidated Debt of the Company and its Consolidated Subsidiaries (exclusive of Debt in respect of the undrawn amount of any Letters of Credit), divided by (ii) the sum of (A) such Consolidated Debt plus (B) Consolidated Net Worth of the Company and its Consolidated
Subsidiaries, at the end of any fiscal quarter, to exceed (1) 60% at any time on or prior to May 3, 1997; (2) 55% at any time thereafter through
January 3, 1998; or (3) 50% at any time
thereafter.

10.4.             Priority Debt.

                  The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Priority
Debt at any time, except:

                           (a)      Priority Debt existing on the date
hereof (excluding the Additional Letters of Credit), provided that such existing Priority Debt is described on Schedule 10.4 and the aggregate amount of such existing Priority Debt does not exceed the aggregate amount set forth therefor on Schedule
10.4;

                           (b)      any refinancing of any item of
existing Priority Debt described in clause (a) above, provided that such refinancing does not increase the principal amount of such item of existing Priority Debt outstanding at the time of such refinancing;

                           (c)      the Additional Letters of
Credit,
provided that the aggregate amount of such Additional Letters of Credit does not exceed the aggregate amount set forth therefor on Schedule 10.4; and

                           (d)      other Priority Debt, provided that
(i) the aggregate amount of all such other Priority Debt outstanding at any time does not exceed the Permitted Priority
Debt Amount at such time and (ii) the creation, incurrence or assumption of such other Priority Debt is permitted by Section
10.3.

10.5.             Liens.

                  The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                           (a)      Existing Liens (including the
replacement, extension or renewal of any such Existing Lien upon the same property theretofore subject thereto and the replacement, extension or renewal (without increase of principal amount) of the Debt secured thereby);

                           (b)      Liens for taxes, assessments or
governmental charges or levies, not yet due and payable, or being contested in good faith and against which reserves have been established by the Company to the extent required under GAAP;

                           (c)      Liens imposed by law, such as
materialmen's mechanics', carriers', workmen's, and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt) which are not overdue for a period of more than 30 days;

                           (d)      pledges or deposits to secure
obligations under workmen's compensation laws or similar legislation or to secure statutory obligations of the Company or any of its Subsidiaries, provided such Liens do not result in a Material Adverse Effect;

                           (e)      Liens of landlords arising by
operation of law or pursuant to leases entered into in the ordinary course of business securing rental obligations which are not overdue for a period of more than 30 days;

                           (f)      Liens on property (including,
without limitation, shares of capital stock) of a corporation existing at the time such corporation is merged with or into or consolidated with the Company or any of its Subsidiaries or at the time such corporation becomes a Subsidiary or at the time
of a sale, lease or other disposition of the properties of       such
corporation as an entirety or substantially as an entirety to the Company or any of its Subsidiaries, provided, that (i) such Liens are not incurred in anticipation of such merger, consolidation or such corporation becoming a Subsidiary, or sale, lease or other disposition with or into the Company or any of its Subsidiary, (ii) such Liens do not extend to any other property of the Company or any of its Subsidiaries and (iii) the aggregate principal amount of the Debt secured by Liens permitted by this clause (f) and clauses
(j) and (k) below is permitted to exist under Section 10.4;

                           (g)      Liens created in the ordinary course
of business in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America of any State thereof, to secure partial, progress, advance or other payments pursuant to any contract (other than for borrowed money) or statute;

                           (h)      Liens created in the ordinary course
of business by or resulting from any litigation or proceedings which are being contested in good faith, Liens arising in the
ordinary course of business out of judgments or awards against   the
Company or any of its Subsidiaries with respect to which     the Company
or such Subsidiary is in good faith prosecuting an     appeal or
proceedings for review, or Liens incurred in the         ordinary course
of business by the Company or any of its          Subsidiaries for the
purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party; provided, that the aggregate amount secured by all such Liens referred to in this clause (h) shall not exceed $5,000,000 at any time;

                           (i)      easements, rights of way and other
encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes;

                           (j)      purchase money Liens upon or in
property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause (j), clause (f) above and clause (k) below is permitted to exist under Section 10.4; and

                           (k)      Liens not otherwise permitted
hereunder securing Debt of the Company or any Subsidiary, provided that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause
(k) and clauses (f) and (j) above is permitted to exist under
Section 10.4.

10.6.             Restricted Investments.

                           (a)      Limitation.  The Company will not,
and will not permit any of its Subsidiaries to, declare, make or authorize any Restricted Investment unless immediately after giving effect to such action:

                                    (i)      the aggregate value of all
Restricted Investments of the Company and its Subsidiaries (valued immediately after such action) would not exceed the sum of:

                                             (A)      $25,000,000, plus

                                             (B)      $10,000,000 per
year for each completed fiscal year of the Company commencing with the Company's fiscal year beginning on or about December 29, 1996
(calculated on a cumulative basis); and

                                    (ii)     no Default or Event of
Default would exist.

                           (b)      Investments of Subsidiaries.  Each
Person which becomes a Subsidiary of the Company after the date of the Closing will be deemed to have made, on the date such Person becomes a Subsidiary of the Company, all Restricted
Investments of such Person in existence on such date.
Investments in any Person that ceases to be a Wholly-Owned

Subsidiary of the Company after the date of the Closing (but in which the Company or another Subsidiary continues to maintain an Investment) will be deemed to have been made on the date on which such Person ceases to be a Wholly-Owned Subsidiary of the Company.

                           (c)      General Partnerships.
Notwithstanding anything to the contrary herein set forth, the Company will not, and will not permit any Subsidiary to, become a general partner in any general or limited partnership other than such a partnership that is a Wholly-Owned Subsidiary.

10.7.             Restrictions on Dividends of Subsidiaries, Etc.

                  The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement which would restrict any Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, the Company or, if such Subsidiary is not directly owned by the Company, the "parent" Subsidiary of such Subsidiary.

10.8.             Sale-and-Leasebacks.

                  The Company will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction unless, immediately after giving effect thereto, the aggregate amount of all outstanding Attributable Debt of the Company and its Subsidiaries does not exceed 5% of Consolidated Net Worth determined at such time.

10.9.             Transactions with Affiliates.

                  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.10.            Merger, Consolidation, Etc.

                  The Company will not, and will not permit any Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person
(except that a Wholly-Owned Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Wholly-Owned Subsidiary of the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.11), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                           (a)      the successor formed by such
consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (b)      if the Company is not the
Successor
Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                           (c)      immediately after giving effect to
such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement
(including Section 8.5) or the Notes.

10.11.            Sale of Assets, Etc.

                  Except as permitted under Section 10.10, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                           (a)      in the good faith opinion of the
Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

                           (b)      immediately after giving effect to
the Asset Disposition, no Default or Event of Default would exist; and

                           (c)      immediately after giving effect to
the Asset Disposition, (i) the Disposition Value of all property that was the subject of any Asset Disposition occurring in the most recent thirty-six calendar months then ended (together with the assets proposed to be so disposed) would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company and
(ii) all of such property did not account for more than 15% of Consolidated Net Income for any of the three most recently ended fiscal years of the Company.

10.12.            Line of Business.

                  The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.13.            Subordinated Debt Restrictions.

                  The Company will not, and will not permit any of its Subsidiaries to, repay or prepay any principal amount of, any premium, penalty or make-whole payment with respect to or any interest, fees or other charges on any Subordinated Debt (including any sinking fund payments, defeasance payments or similar payments with respect thereto), directly or indirectly, or amend or otherwise modify any provision of any instrument or agreement evidencing any Subordinated Debt in any manner which may reasonably be expected to be adverse to any holder of a Note; provided, however, that the Company may make (a) regularly scheduled prepayments of principal of, and interest on, the Subordinated Debt in accordance with the express terms of the Subordinated Debt
Agreement as
in effect on the date of the Closing (and as certified pursuant to Section 4.11) and (b) optional prepayments of Subordinated Debt pursuant to Section 9.2 of the Subordinated Debt Agreement as in effect on the date of the Closing (and as certified pursuant to Section 4.11), in each case (with respect to the foregoing clauses (a) and (b)) so long as no Default or Event of Default exists or would exist as a result thereof; provided, further, that this Section
10.13 shall not be deemed to prohibit the conversion of Subordinated
Debt solely into common stock of the Company.

10.14.            Accounting Changes.

                  The Company will not (a) change its fiscal year, or
(b) make, or permit any of its Subsidiaries to make, any change in its accounting policies of financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP, in each case as to which the Company shall have delivered to each holder prior to the effectiveness of any such change a report prepared by a responsible financial officer of the Company describing such change and explaining in reasonable detail the basis therefor and effect thereof.

10.15.            Issuance of Stock by Subsidiaries.

                  The Company will not permit any Subsidiary, directly or indirectly, to issue or sell any of its capital stock, except (a) to the Company or to a Wholly-Owned Subsidiary of the Company, or (b) sales of common stock to the extent expressly permitted under Section
10.11.

11.      EVENTS OF DEFAULT.

                  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                           (a)      the Company defaults in the
payment
of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                           (b)      the Company defaults in the
payment
of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                           (c)      the Company defaults in the
performance of or compliance with any term contained in Sections 7.1(d), 9.2, 9.5, 9.6, 9.7 or any subsection of
Section 8 or Section 10; or

                           (d)      the Company defaults in the
performance of or compliance with any term contained herein
(other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30
days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any
such written notice to be identified as a  "notice of default"   and to
refer specifically to this paragraph (d) of Sec-tion 11); or

                           (e)      any representation or warranty made
in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                           (f)      (i) the Company or any
Subsidiary is
in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate
principal amount of at least $4,000,000 beyond any period of      grace
provided with respect thereto, or (ii) the Company or

any Subsidiary is in default in the performance of or com-pliance with any term of any evidence of any Debt in an aggre-gate outstanding principal amount of at least $4,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $4,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

                           (g)      the Company or any Subsidiary (i) is
generally not paying, or admits in writing its inability to
pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any
bankruptcy, insolvency, reorganization, moratorium or other
similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment
of a custodian, receiver, trustee or other officer with          similar
powers with respect to it or with respect to any          substantial
part of its property, (v) is adjudicated as          insolvent or to be
liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                           (h)      a court or governmental
authority of
competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                           (i)      a final judgment or judgments for
the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                           (j)      the Company shall fail to
comply
with or to perform any provision of, or otherwise be in default beyond any applicable grace period under, the Credit Agreement or the Subordinated Debt Agreement (whether or not such failure or default is subsequently waived, consented to or rescinded); or

                           (k)      any  guarantor shall fail to comply
with or to perform any provision of, or otherwise be in default beyond any applicable grace period under the Bank Guaranty;
or the Bank Guaranty shall fail to remain in full force and effect in accordance with its terms or any guarantor thereunder shall take any action to disaffirm any of its obligations thereunder or terminate any provisions thereof; or

                           (l)      if (i) any Plan shall fail to
satisfy the minimum funding standards of ERISA or the Code for any plan year or  a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan
shall have been or is reasonably expected to be filed with the
PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer
any Plan or the PBGC shall have notified the Company or any       ERISA
Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate amount of unfunded accumulated benefit obligations (within the meaning of FASB No.
87, and in any event determined without giving effect to any overfunding) shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.


As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.             Acceleration.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) Without limiting paragraph (c) below, if any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this
Sec-tion 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole
Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without pre-sentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of De-fault, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.             Other Remedies.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.             Rescission.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole
Amount,
if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17,
and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent
Event of
Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, etc.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.             Registration of Notes.

                  The Company shall keep at its principal executive

office a register for the registration and registration of transfers of
Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all regis-tered holders of Notes.

13.2.             Transfer and Exchange of Notes.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one
Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

13.3.             Replacement of Notes.

                  Upon receipt by the Company of evidence
reasonably
satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such
Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a)      in the case of loss, theft or
destruction, of
indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b)      in the case of mutilation, upon
surrender and
cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.             Place of Payment.

                  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of a bank or trust company in such jurisdiction which the Company agrees to designate at any time when there is a holder of any Note not entitled to the benefits of Section 14.2 hereof.

14.2.             Home Office Payment.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in
Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

15.1.             Transaction Expenses.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses
(including
reasonable attorneys' fees of Schiff Hardin & Waite, as your special counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and all costs and expenses
(including
reasonable attorneys' fees) incurred by you and each  Other
Purchaser or
holder of a Note in connection with any amendments, waivers or consents under or in respect of this Agree-ment or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agree-ment or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.             Survival.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investi-gation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.             Requirements.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.             Solicitation of Holders of Notes.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.             Binding Effect, etc.

                  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, De-fault or Event of Default not expressly amended or waived or impair any right consequent thereon.
No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.             Notes held by Company, etc.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of
Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i)      if to you or your nominee, to you or
it at the address specified for such communications in Schedule
A, or at such other address as you or it shall have specified to the Company in writing,

                           (ii)     if to any other holder of any Note,
to such holder at such address as such other holder shall have specified to the Company in writing, or

                           (iii)    if to the Company, to the
Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduc-tion shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "Confidential Information" means information delivered to you in writing by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will use your best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employ-ees, agents, attorneys and affiliates (to the extent such disclo-sure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the
Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.             Successors and Assigns.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.             Payments Due on Non-Business Days.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date of payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such next succeeding Business Day.

22.3.             Severability.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.             Construction.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.             Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.             Governing Law.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                       *    *    *    *    *

                     [Signature page to follow]


                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                Very truly yours,

                                EXCEL INDUSTRIES, INC.


                              By:
                      Title:



The foregoing is hereby
agreed to as of the
date thereof.



THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By:

Title:

                              SCHEDULE A

     INFORMATION RELATING TO PURCHASERS




Name and Address of Purchaser
     Principal Amount of
     Notes to be Purchased


(A)  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon New York time, to:

          Account No.:  050-54-526

          Morgan Guaranty Trust Company of New York
          23 Wall Street
          New York, New York  10015
          (ABA No. 021-000-238)

          Each such wire transfer shall set forth the name of the
Company, a reference to "7.78% Senior Notes due April 30, 2011,
Security No. !INV5388!, and the application (as among principal, interest and Make-Whole Amount) of the payment being made.
     $47,500,000


(2) All notices of payments and written confirmations of such wire transfers:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          Gateway Center Three
          100 Mulberry Street
          Newark, New Jersey  07102

          Attention:     Manager, Investment
                    Operations Group
          Telephone:     (201) 802-5260
          Telecopy: (201) 802-8055



(3)  All other communications:

          The Prudential Insurance Company of America
          c/o Prudential Capital Group
          Two Prudential Plaza,
          180 North Stetson Street
          Suite 5600
          Chicago, Illinois  60601-6716

          Attention:     Managing Director
          Telephone:     (312) 540-0931
          Telecopy: (312) 540-4222



(4)  Recipient of telephonic prepayment notices:

          Attention:     Manager, Investment Structuring and Pricing
          Telephone:     (201) 802-6660
          Telecopy: (201) 802-9425

(5)  Tax Identification No. 22-1211670



(B)  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          Boston, Massachusetts 02110
          Account of:    John Hancock Mutual Life Insurance Company
          Private Placement Collection Account
          Account Number: 541-55417
          On Order of: Excel Industries, Inc.
                    [PPN No.]
     $28,500,000


(2) Contemporaneous with the above wire transfer, advice setting forth: (a) the full name, interest rate and maturity date of the Notes or other obligations; (b) allocation of payment between principal and interest and any special payment; and (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA  02117
          Attention:     Securities Accounting Division T-10



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA  02117
          Attention:     Securities Accounting Division T-10



(4)  All other communications to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA  02117
          Attention:     Bond and Corporate Finance Dept. T-57



(5)   All securities shall be registered in the name of John
Hancock Mutual Life Insurance Company.

(6)  Tax I.D. No. 04-1414660



(C)  THE MARITIME LIFE ASSURANCE  COMPANY

(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, Halifax time, to:

          Bank:     Bank of Nova Scotia
                    New York Agency
                    New York
                    ABA No. 026002532
          Beneficiary Bank:  Bank of Nova Scotia
          Transit:  70003
                    Halifax Commercial Banking Center
                    Halifax, N.S.
          Beneficiary Name:   The Maritime Life Assurance Company
          Account No.    2018-12
          On Order of: Excel Industries, Inc.
                    [PPN No.]
     $3,000,000


(2) Contemporaneous with the above wire transfer, advice setting forth: (a) the full name, interest rate and maturity date of the Notes or other obligations; (b) allocation of payment between principal and interest and any special payment; and (c) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

          The Maritime Life Assurance Company
          2701 Dutch Village Road
          Halifax, NS B3J 2X5 Canada
          Attention:     Supervisor of Investment Accounting



(3)  All other communications to:

     with a copy to:

          John Hancock Mutual Life Insurance Company
          200 Clarendon Street
          Boston, MA  02117
          Attention:     Bond and Corporate Finance Dept., T-57

(4) All securities shall be registered in the name of The Maritime Life Assurance Company.



(5)  All securities shall be delivered to:

          The Maritime Life Assurance Company
          2701 Dutch Village Road
          Halifax, NS B3J 2X5 Canada
          Attention:     Director, Bonds and Corporate Finance

(6) Executed private placement documents, original closing papers and conformed copies shall be delivered to, and executed by:

          The Maritime Life Assurance Company
          2701 Dutch Village Road
          Halifax, NS B3J 2X5 Canada
          Attention:     Director, Bonds and Corporate Finance



(D)   MELLON BANK, N.A., AS TRUSTEE FOR  AT&T MASTER PENSION TRUST

(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          Mellon Bank, N.A.
          ABA No. 043000261
          Credit to:  CC3971-8
          Further credit to Account No.: 179-168
          Pittsburgh, Pennsylvania 15230
     $2,000,000


(2) Contemporaneous with the above wire transfer, advice setting forth: (a) the full name, interest rate and maturity date of the Notes or other obligations; (b) allocation of payment between principal and interest and any special payment; and (c) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

          Mellon Bank, N.A.
          One Mellon Bank Center
          Pittsburgh, Pennsylvania 15230



(3)  All other communications to:

          John Hancock Mutual Life Insurance Company
          200 Clarendon Street
          Boston, MA  02117
          Attention:     Stephen A. MacLean
          Bond and Corporate Finance Dept., T-57

     with a copy to:

          Mellon Bank, N.A.
          One Mellon Bank Center
          Pittsburgh, Pennsylvania 15258
          Attention:  Bernadette Rist



(4) All securities acquired for the AT&T Master Pension Trust shall be registered in the name of MELLON BANK, N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF AT&T CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS-AT&T-JOHN HANCOCK-PRIVATE PLACEMENT and execution documents shall be executed by Mellon Bank, N.A., as Trustee for AT&T Master Pension Trust.



(5) All securities acquired for the AT&T Master Pension Trust shall be delivered to:

          Mellon Securities Trust company
          120 Broadway - 13th Floor
          New York, New York 10271
          Attn:  Robert A. Ferraro



(6) Executed private placement documents, original closing papers and conformed copies shall be delivered to:

          Mellon Bank, N.A.
          One Mellon Bank Center
          Pittsburgh, Pennsylvania 15258
          Attention:  Ms. Bernadette Rist

(7)  Tax I.D. No. 13-3187026



(E)  JOHN HANCOCK VARIABLE LIFE  INSURANCE COMPANY

(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          Boston, Massachusetts 02110
          Account of:    John Hancock Mutual Life Insurance Company
                    Private Placement Collection Account
          Account Number 541-55417
          On Order of: Excel Industries, Inc.
                    [PPN No.]
     $2,000,000


(2) Contemporaneous with the above wire transfer, advice setting forth: (a) the full name, interest rate and maturity date of the Notes or other obligations; (b) allocation of payment between principal and interest and any special payment; and (c) name and address of Bank (or Trustee) from which wire transfer was sent shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA 02117
          Attention:  Securities Accounting Division T-10



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA 02117
          Attention:  Securities Accounting Division T-10



(4)  All other communications to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA 02117
          Attention:  Bond and Corporate Finance Dept. T-57



(5) All securities shall be registered in the name of John Hancock Variable Life Insurance Company.

(6)  Tax I.D. No. 04-2664016



(F)  MELLON BANK, N.A., AS TRUSTEE FOR NYNEX MASTER PENSION TRUST

(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          Federal Reserve Bank of Boston
          A/C Boston Safe Deposit and Trust Company
          ABA:  011001234
          DDA:  16-229-9
          Reference:  NYNEX:  NYXF 1783332
     $2,000,000


(2) Contemporaneous with the above wire transfer, advice setting forth: (a) the full name, interest rate and maturity date of the Notes or other obligations; (b) allocation of payment between principal and interest and any special payment; and (c) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

          Mellon Bank, N.A.
          One Mellon Bank Center, Room 3346
          Pittsburgh, Pennsylvania 15258-0001
          Attention:  Fran Sistek



(3)  All other communications to:

          John Hancock Mutual Life Insurance Company
          200 Clarendon Street
          Boston, MA 02117
          Attention:  Stephen A. MacLean
          Bond and Corporate Finance Dept., T-57

     with a copy to:

          Mellon Bank, N.A.
          One Mellon Bank Center, Room 1935
          Pittsburgh, Pennsylvania 15258-0001
          Attention:  Bernadette T. Rist



(4) All securities acquired for the NYNEX Master Pension Trust shall be registered in the name of MELLON BANK, N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF NYNEX CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS-NYNEX-JOHN HANCOCK-PRIVATE PLACEMENT and execution documents shall be executed by Mellon Bank, N.A., as Trustee for NYNEX Master Pension Trust.



(5) All securities acquired for the NYNEX Master Pension Trust shall be delivered to:

          Mellon Securities Trust Company
          120 Broadway - 13th Floor
          New York, New York 10271
          ATT:  SECURITIES TELLER WINDOW, REF: NYNEX - NYXF 1783332



 (6) Executed private placement documents, original closing papers and conformed copies shall be delivered to:

          Mellon Bank, N.A.
          One Mellon Bank Center, Room 1935
          Pittsburgh, Pennsylvania 15258-0001
          Attention:  Bernadette T. Rist

(7)  Tax I.D. No. 35-1448308



(G)  CENTURY INDEMNITY COMPANY
     $3,000,000


 (1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, New York time, to:

          Chase NYC/CTR/
          BNF=CIGNA Private Placements/ AC=9009001802
          ABA# 021000021



(2) Contemporaneous with the above wire transfer, advice setting forth:

          OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made; contact name and phone.]



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Securities Processing S-206
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2206

          with a copy to:

          Chase Manhattan Bank, N.A.
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, New York  10081
          Attention:  CIGNA Private Placements
          FAX:  212-552-3107/1005



(4)  All other communications to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Private Securities Division -S-307
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2307
          FAX:  860-726-7203



(5)  All securities shall be registered in the name of CIG & Co.



(6)  Tax I.D. No. 13-3574027



(H)  CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts
     $3,000,000


 (1) All payments shall be made by wire transfer of immediately available funds for credit,not later than 12 noon, New York time, to:

          Chase NYC/CTR/
          BNF=CIGNA Private Placements/ AC=9009001802
          ABA# 021000021



(2) Contemporaneous with the above wire transfer, advice setting forth:

          OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made; contact name and phone.]



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Securities Processing S-206
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2206

          with a copy to:

          Chase Manhattan Bank, N.A.
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, New York  10081
          Attention:  CIGNA Private Placements
          FAX:  212-552-3107/1005



(4)  All other communications to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Private Securities Division -S-307
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2307
          FAX:  860-726-7203



(5)  All securities shall be registered in the name of CIG & Co.



(6)  Tax I.D. No. 13-3574027



(I)  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
      $3,000,000


(1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, New York time, to:

          Chase NYC/CTR/
          BNF=CIGNA Private Placements/ AC=9009001802
          ABA# 021000021



(2) Contemporaneous with the above wire transfer, advice setting forth:

          OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made; contact name and phone.]



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Securities Processing S-206
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2206

          with a copy to:

          Chase Manhattan Bank, N.A.
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, New York  10081
          Attention:  CIGNA Private Placements
          FAX:  212-552-3107/1005



(4)  All other communications to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Private Securities Division -S-307
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2307
          FAX:  860-726-7203



(5)  All securities shall be registered in the name of CIG & Co.



(6)  Tax I.D. No. 13-3574027



(J)  CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts
     $3,000,000


 (1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, New York time, to:

          Chase NYC/CTR/
          BNF=CIGNA Private Placements/ AC=9009001802
          ABA# 021000021



(2) Contemporaneous with the above wire transfer, advice setting forth:

          OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made; contact name and phone.]



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Securities Processing S-206
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2206

          with a copy to:

          Chase Manhattan Bank, N.A.
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, New York  10081
          Attention:  CIGNA Private Placements
          FAX:  212-552-3107/1005



(4)  All other communications to:
          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Private Securities Division -S-307
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2307
          FAX:  860-726-7203



(5)  All securities shall be registered in the name of CIG & Co.



(6)  Tax I.D. No. 13-3574027



(K)  CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts
     $3,000,000


 (1) All payments shall be made by wire transfer of immediately available funds for credit, not later than 12 noon, New York time, to:

          Chase NYC/CTR/
          BNF=CIGNA Private Placements/ AC=9009001802
          ABA#  021000021



(2) Contemporaneous with the above wire transfer, advice setting forth:

          OBI=[name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made; contact name and phone.]



(3) All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention: Securities Processing S-206
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2206

          with a copy to:

          Chase Manhattan Bank, N.A.
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, New York  10081
          Attention:  CIGNA Private Placements
          FAX:  212-552-3107/1005



(4)  All other communications to:

          CIG & Co.
          % CIGNA Investments, Inc.
          Attention:  Private Securities Division -S-307
          900 Cottage Grove Road
          Hartford, Connecticut  06152-2307
          FAX:  860-726-7203



(5)  All securities shall be registered in the name of CIG & Co.



(6)  Tax Identification No. 13-3574027

                           SCHEDULE B

                          DEFINED TERMS


          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $100,000,000, and
(iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

          "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

          "Additional Letters of Credit" means the letters of credit existing on the date hereof and identified on Schedule 10.4 under the heading "Additional Letters of Credit."

          "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and
(b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by con-tract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Anderson" means Anderson Industries, Inc., a Delaware corporation, and its successors and assigns.

          "Asset Disposition" means any Transfer except (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned
Subsidiary; and (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

          "Attributable Debt" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the greater of (i) the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 8% per annum) and
(ii) the Fair Market Value of the property subject to such Sale-and-Leaseback Transaction as determined at the time of consummation of such Sale-and-Leaseback Transaction.

          "Atwood" means Atwood Industries, Inc., an Illinois corporation, and its successors and assigns.

          "Bank Guaranty" means each Guaranty that is a "Guaranty Agreement" as such term is defined in the Intercreditor Agreement.

          "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, Illinois or Indiana are required or authorized to be closed.

          "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "Change in Control" means the occurrence of any of the following: (a) any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of (i) more than 30% of the total voting power of all classes then outstanding of the Company's Voting Stock, or (ii) all or substantially all of the properties and assets of the Company; (b) during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period or who were elected or nominated by a majority of directors in office at the beginning of such period, shall cease for any reason to constitute a majority of the board of directors of the Company; or (c) any "Change in Control" as such term is defined in the Credit Agreement or the Subordinated Debt Agreement (or any similar event that gives rise to a right of any creditor thereunder to require a prepayment or purchase of the debt held by it thereunder).

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Company" means Excel Industries, Inc., an Indiana corporation.

          "Confidential Information" is defined in Section 20.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 5.5.

          "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "Consolidated Interest Expense" means, for any period, with respect to the Company and its Subsidiaries on a Consolidated basis, total interest expense, whether paid or accrued (without duplication), including the interest component of obligations in respect of capital leases.

          "Consolidated Net Income" means for any period the consolidated net income (loss) of the Company and its consolidated subsidiaries for such period, determined in accordance with GAAP.

          "Consolidated Net Worth" means at any date the Consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date in accordance with GAAP.

          "Consolidated Tangible Net Worth" means, as of any time of determination thereof, Consolidated Net Worth at such time minus (a) the net book amount of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP and (b) any net gains or losses attributable to cumulative foreign currency translation adjustments.

          "Control Event" means (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
(iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

          "Credit Agreement" means that certain Credit Agreement dated as of April 1, 1996 among the Company, the financial institutions party thereto ("Lenders"), Society National Bank, as agent for the Lenders, and Harris Trust and Savings Bank, as co-agent for the Lenders, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time.

          "Debt" of any Person means at any date (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances, (vi) all obligations of such Person under direct or indirect guaranties in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of others and (vii) all other Debt secured by a lien, mortgage or security interest on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person. For the avoidance of doubt, in no event shall the obligations of a Person as lessee or sublessee under an Operating Leases be considered Debt of such Person.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust
Company of New York in New York, New York as its "base" or "prime" rate.

          "Disposition Value" means, at any time, with respect to any property

               (a)  in the case of property that does not
     constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

               (b)  in the case of property that constitutes
Subsidiary Stock, an amount equal to that percentage of book      value
of the assets of the Subsidiary that issued such stock      as is equal
to the percentage that the book value of such
Subsidiary Stock represents of the book value of all of the
outstanding capital stock of such Subsidiary (assuming, in
making such calculations, that all Securities convertible into      such
capital stock are so converted and giving full effect to      all
transactions that would occur or be required in connection      with
such conversion) determined at the time of the disposition thereof, in good faith by the Company.

          "EBIT" means, for any period on a Consolidated basis for the Company and its Consolidated Subsidiaries, the sum of the amounts for such period of:

                    (i)  Consolidated Net Income, provided that:
(A) all gains and all losses realized by such person and its
subsidiaries upon the sale or other disposition (including,      without
limitation, pursuant to sale and leaseback
     transactions) of property or assets which are not sold or
otherwise disposed of in the ordinary course of business, or
pursuant to the sale of any capital stock of such person or      any
subsidiary, shall be excluded from such Consolidated Net      Income,
(B) net income or net loss of any person combined with      such person
on a "pooling of interests" basis attributable to      any period prior
to the date of such combination shall be
excluded from such Consolidated Net Income, (C) all items of      gain
or loss which are properly classified as extraordinary in
accordance with GAAP shall be excluded from such Consolidated      Net
Income, (D) all items which are properly classified in      accordance
with GAAP as cumulative effects of accounting
changes shall be excluded from such Consolidated Net Income,      (E)
net income of any person which is not a subsidiary of such      person
and which is consolidated with such person or is
accounted for by such person by the equity method of
     accounting shall be included in such Consolidated Net Income
only to the extent of the amount of dividends or distributions      paid
to such person, and (F) net loss of any person which is      not a
subsidiary of such person and which is consolidated with      such
person or is accounted for by such person by the equity      method of
accounting shall be excluded from such Consolidated      Net Income;

                    (ii) Consolidated Interest Expense; and

                    (iii) charges for federal, state, local and foreign income taxes.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Liens" means the Liens existing on the date hereof upon or with respect to property owned by the Company and its Subsidiaries and specified on Schedule 10.5.

          "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

          "Foreign Subsidiary" means any Subsidiary that is not organized under the laws of a State of the United States or the District of Columbia.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any
   Subsidiary conducts all or any part of its business, or
which asserts jurisdiction over any properties of the           Company
or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Guaranty" means, with respect to any Person, any obli-gation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether di-rectly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b)  to advance or supply funds (i) for the purchase
 or payment of such indebtedness or obligation, or (ii) to      maintain
any working capital or other balance sheet condition      or any income
statement condition of any other Person or
otherwise to advance or make available funds for the purchase      or
payment of such indebtedness or obligation;

               (c)  to lease properties or to purchase properties
or services primarily for the purpose of assuring the owner of      such
indebtedness or obligation of the ability of any other      Person to
make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebt-edness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

          "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Intercreditor Agreement" means that certain
Intercreditor Agreement dated as of the date of the Closing by and among you, the Other Purchasers and the parties to the Credit
Agreement, substantially in the form of Exhibit D, as amended, restated, extended, renewed, supplemented, or otherwise modified from time to time.

          "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

          "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior
Financial Officer of the Company on a reasonable basis and in good faith.

          "Letters of Credit" means letters of credit issued under the Credit Agreement, provided that the undrawn amount thereof does not exceed $10,000,000.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a lease which shall have been or should be, in accordance with GAAP, recorded as a capital lease, and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial
Code), naming the lessee of such property as debtor or "lessee", under the Uniform Commercial Code or other comparable law of any jurisdiction with respect to any of the foregoing. For the avoidance of doubt, in the case of any Operating Lease under which a Person is the lessee or sublessee of real or tangible personal property (or mixed real and tangible personal property), the term Lien does not include the rights of the lessor or sublessor in such property or any financing statement covering such property
(including any additions thereto, replacements thereof, or substitutions therefor, or any proceeds thereof) filed against such Person as debtor or as "lessee" or "sublessee".

          "Make-Whole Amount" is defined in Section 8.7.

          "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "Memorandum" is defined in Section 5.3.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Notes" is defined in Section 1.

          "Officer's Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "Operating Lease" means a lease of real and/or tangible personal property as to which the obligations of the lessee or sublessee are not required to be capitalized under GAAP.

          "Other Agreements" is defined in Section 2.

          "Other Purchasers" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Permitted Priority Debt Amount" means (a) during the period of the date hereof through March 31, 1997, the greater of (i) $10,000,000 and (ii) 10% of Consolidated Tangible Net Worth; and (b) after March 31, 1997, 10% of Consolidated Tangible Net
Worth.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "Priority Debt" means, without duplication, the sum of (a) all Debt of the Company secured by any Lien with respect to any property owned by the Company or any of its Subsidiaries, and (b) all secured and unsecured Debt of Subsidiaries (including, without limitation, any Debt of the Company with respect to which a
Subsidiary has provided a Guaranty; provided, however, that
Priority Debt shall not include:  (i) unsecured Debt of
Subsidiaries owed to the Company; (ii) Debt evidenced by the Bank Guaranty so long as the Intercreditor Agreement is in full force and
effect; and (iii) Debt evidenced by the   Subordinated Debt
Guaranty so long as the Senior Private Placement Debt constitutes "Senior Debt" as such term is defined (and used) in the Subordinated Debt Agreement and the Subordinated Debt Guaranty.

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "QPAM Exemption" means Prohibited Transaction Class
Exemption 84-14 issued by the United States Department of Labor.

          "Repurchase Agreement" means any written agreement

               (a)  that provides for (i) the transfer of one or
more United States Governmental Securities in an aggregate
principal amount at least equal to the amount of the Transfer      Price
(defined below) to the Company or any of its
     Subsidiaries from an Acceptable Bank or an Acceptable Broker-
Dealer against a transfer of funds (the "Transfer Price") by      the
Company or such Subsidiary to such Acceptable Bank or      Acceptable
Broker-Dealer, and (ii) a simultaneous agreement by      the Company or
such Subsidiary, in connection with such
transfer of funds, to transfer to such Acceptable Bank or
Acceptable Broker-Dealer the same or substantially similar
United States Governmental Securities for a price not less
than the Transfer Price plus a reasonable return thereon at a      date
certain not later than 365 days after such transfer of      funds,

               (b)  in respect of which the Company or such
Subsidiary shall have the right, whether by contract or
pursuant to applicable law, to liquidate such agreement upon      the
occurrence of any default thereunder, and

               (c)  in connection with which the Company or such
Subsidiary, or an agent thereof, shall have taken all action
required by applicable law or regulations to perfect a Lien in      such
United States Governmental Securities.

          "Required Holders" means, at any time, the holder or holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "Responsible Officer" means, with respect to the Company and each Subsidiary (respectively), Senior Financial Officer, chief executive officer, President and any other officer of the Company with responsibility for the administration of, or matters referred to in, the relevant portion of this Agreement.

          "Restricted Investments" means all Investments except the following:

               (a) property to be used in the ordinary course of business of the Company and its Subsidiaries;

               (b)  current assets arising from the sale of goods
and services in the ordinary course of business of the Company      and
its Subsidiaries;

               (c)  Investments in one or more Wholly-Owned
Subsidiaries or any Person that concurrently with such investment becomes a Wholly-Owned Subsidiary;

               (d) Investments existing on the date of the Closing and disclosed in Schedule 10.6;

               (e)  Investments in United States Governmental
Securities, provided that such obligations mature within 365      days
from the date of acquisition thereof;

               (f)  Investments in certificates of deposit or
banker's acceptances issued by an Acceptable Bank, provided      that
such obligations mature within 365 days from the date of acquisition thereof;

               (g)  Investments in commercial paper given the
highest rating by a credit rating agency of recognized
national standing and maturing not more than 270 days from the      date
of creation thereof,

               (h)  Investments in Repurchase Agreements; and

               (i)  Investments in tax-exempt obligations of any
state of the United States of America, or any municipality of      any
such state, in each case rated "AA" or better by S&P,      "Aa2" or
better by Moody's or an equivalent rating by any
other credit rating agency of recognized national standing,
provided that such obligations mature within 365 days from the      date
of acquisition thereof.

As of any date of determination, each Restricted Investment shall be valued at the greater of:

               (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its
     Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

               (y)  either

                    (i)  in the case of any Guaranty of the
obligation of any Person, the amount which the Company or           any
of its Subsidiaries has paid on account of such           obligation
less any recoupment by the Company or such Subsidiary of any such payments, or

                    (ii) in the case of any other Restricted
Investment, the excess of (x) the greater of (A) the           amount
originally entered on the books of the Company or           any of its
Subsidiaries with respect thereto and (B) the           cost thereof to
the Company or its Subsidiary over           (y) any return of capital
(after income taxes applicable
thereto) upon such Restricted Investment through the sale           or
other liquidation thereof or part thereof or otherwise.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

          "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

          "Security" has the meaning set forth in Section 2(1) of the Securities Act of 1933, as amended.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Senior Financial Officer" means, with respect to the Company and each Subsidiary (respectively), its chief financial officer, principal accounting officer, treasurer or comptroller.

          "Senior Private Placement Debt" is defined in Section
5.19.

          "Subordinated Debt" means the principal of and all interest and premium (if any) on all liabilities of the Company arising under the Subordinated Debt Agreement and all promissory notes issued pursuant thereto, whether such liabilities are direct or contingent, joint, several or independent, now or hereafter existing, due or to become due and whether created directly or acquired by assignment or otherwise.

          "Subordinated Debt Agreement" means those certain Note
Purchase Agreements, dated as of December 1, 1989, between the Company and CIGNA Mezzanine Partners II, L.P., Connecticut General Life Insurance Company, Life Insurance Company of North America, The Paul Revere Life Insurance Company, The Paul Revere Protective Life Insurance Company and Rhode Island Hospital Trust National Bank and Balboa
Insurance Company, respectively, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time.

          "Subordinated Debt Guaranty" means, collectively, each of (a) that certain Subordinated Guaranty Agreement, dated as of January 2, 1990, made by certain Subsidiaries of the Company (of which Excel Corporation is, as of the date hereof, the only such existing Subsidiary) in favor of the Subordinated Debt Holders and (b) that certain Subordinated Guaranty Agreement, dated as of April 29, 1996 hereof, made by certain other Subsidiaries of the Company in favor of the Subordinated Debt Holders.

          "Subordinated Debt Holders" means the holder or holders of the Subordinated Debt.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries
(unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other
Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

          "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

          "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

          "Voting Stock" shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members by the board of directors of such corporations, or persons performing similar functions
(irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" means, at any time, any Subsidiary, other than a Foreign Subsidiary, one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                          SCHEDULE 8.1


                      REQUIRED PREPAYMENTS


       Date of Prepayment                  Amount of Prepayment

        April 30, 2000                      $3,947,368.42
        April 30, 2001                      $5,000,000.00
        April 30, 2002                      $5,000,000.00
        April 30, 2003                      $5,210,526.32
        April 30, 2004                      $8,000,000.00
        April 30, 2005                      $8,000,000.00
        April 30, 2006                      $8,000,000.00
        April 30, 2007                      $8,000,000.00
        April 30, 2008                     $12,000,000.00
        April 30, 2009                     $12,210,526.32
        April 30, 2010                     $12,210,526.32



          The remaining outstanding principal balance of all Notes shall be due and payable at maturity thereof.